Crossroads Liquidating Trust 10-K

Exhibit 32.1

Certification of Trustee

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”) of Crossroads Liquidating Trust, the undersigned Trustees of Crossroads Liquidating Trust, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Crossroads Liquidating Trust.

March 28, 2019	/s/ Andrew Dakos
Date	Andrew Dakos Trustee

March 28, 2019	/s/ Phillip Goldstein
Date	Phillip Goldstein Trustee

March 28, 2019	/s/ Gerald Hellerman
Date	Gerald Hellerman Trustee